EXHIBIT 10.05
                            FHP MANUFACTURING COMPANY
                                  OEM AGREEMENT


This agreement, effective the 5th day of February, 2001 is by and between FHP MANUFACTURING Company (FHP) with its principal place of business at 601 NW 65th Court, Ft. Lauderdale, Florida 33309 and having its principal place of business at in the State / Country of ______________. WHEREAS, FHP manufactures and sells certain Equipment and is willing to sell the Equipment to for the purpose of resale; and is willing to purchase the Equipment for the purpose of resale to its customers; the parties agree as follows:

         1. AGREEMENT TO SELL. agrees to purchase from FHP, and FHP agrees to sell the Equipment. FOR DEMARCO ENERGY SYSTEMS PATENTED APPLICATIONS ONLY.

         2. PRICE, Prices to be paid to FHP are set forth in Exhibit A. hereto. The prices for the Equipment shall be firm for a period of three (3) months. FHP may increase the prices upon sixty (60) days written notice to
___________________.

         3. ORDERS AND SCHEDULING. All orders with immediate release for production and shipment shall be forwarded to FHP with the required shipping date adequately noted. All orders shall be subject to the provisions of this Agreement and no conflicting or additional terms or conditions shall apply.

        4. PAYMENT AND SHIPPING. All Equipment shall be shipped F.O.B. factory, freight prepaid to destination as stated in order, and FHP's delivery to the carrier shall be deemed delivery to . After shipment, FHP shall send its invoices for Equipment and for the prepaid freight to , stating the total purchase price of the Equipment shipped, and any sales, use or excise tax applicable to the sale.

        5. WARRANTY AND INDEMNITY. FHP warrants that the Equipment shall be free from defects in material and workmanship under normal use and service for a period of one (1) year on all parts and an additional (8) month on the compressor. The effective date of this warranty shall be the completion of installation of Equipment or sixty (60) days from the actual shipment of the Equipment from the factory, whichever is earlier. The warranty obligates FHP to replace, free of charge, any part or parts that show evidence of being defective in material and workmanship and are deemed so defective by authorized personnel of FHP. FHP assumes no obligation for labor required to replace the defective part or parts nor for freight or postage required to replace the defective part or parts nor for freight or postage required to return or to secure the part. Warranty does not include breakage or rupture water tubing and/or water condenser coil when subjected to freezing temperatures. The warranty is a limited warranty, parts only. This warranty is in lieu of any other warranties, express or implied, including any implied or merchant ability or fitness for particular purpose. FHP agrees to hold harmless, its agents, officers, directors and employees from and against any claims, demands, expenses or suits which may be brought against any of the indemnified parties hereunder for personal injury or death, or damage to tangible property, resulting from FHP's defective design or manufacture of the Equipment.

        6. PRODUCT CHANGES. FHP reserves the right for time to time, at its discretion, to change, modify or discontinue production or delivery of the Equipment. FHP shall give written notice of any product change, modification or discontinue of production of Equipment at least ninety (90) days in advance of such action.

         7. TRADEMARKS. shall not use any trademarks or tradenames owned by FHP in connection with the resale of Equipment.

        8. INABILITY TO PERFORM. FHP shall be excused from any delay or failure in performance hereunder caused by labor disputes, governmental requirements, Acts of God, inability to secure materials or transportation facilities, and other causes beyond FHP's control. If any such cause should continue for more than ninety (90) days, - shall have the right, upon written notice to FHP, to terminate this agreement.

        9. NATURE OF THIS AGREEMENT. Nothing in this agreement shall restrict FHP's right to sell Equipment to others.


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       10.  TERMINATION.  This  agreement  may be  terminated  by either party without cause upon sixty (60) days' written notice to the other party. Upon termination of this agreement, both parties shall fulfill all outstanding obligations incurred prior to the date of termination.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.




OEM Purchase Multipliers:

1.       .33 one year all parts additional (8) months on compressor



                                         DeMarco Energy Systems of America, Inc.


Date:     February 5, 2001               By:/S/ Victor M. DeMarco
      ----------------------------          -------------------------------
                                            Victor M. DeMarco, President/CEO



                                         FHP MANUFACTURING Company


Date:     February 5, 2001               By:/S/ Chris Smith
      ----------------------------          -------------------------------
                                            Chris Smith, VP Sales/Marketing

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